Exhibit 10.2

COMMERCIAL LEASE

(142 North Cedros Avenue, Suite B)

Section 1.	Premises
Section 2.	Term
Section 3.	Rental Terms and Security Deposit
Section 4.	Use
Section 5.	As-Is Condition – No Warranty of Fitness
Section 6.	Improvements/Possession
Section 7.	Maintenance and Repairs
Section 8.	Utilities and Taxes
Section 9.	Insurance
Section 10.	Default
Section 11.	Remedies
Section 12.	Estoppel Certificate
Section 13.	Severability
Section 14.	Assignment and Subletting
Section 15.	Entry
Section 16.	Holding Over
Section 17.	Destruction and Condemnation
Section 18.	Indemnity and Release
Section 19.	Landlord’s Right to Perform for Tenant
Section 20.	Notices
Section 21.	Attorney Fees
Section 22.	Legal Effect
Section 23.	Successors
Section 24.	Waiver

Section 25.	Entire Agreement
Section 26.	Late Charge
Section 27.	Time of the Essence
Section 28.	Subordination
Section 29.	Governing Law
Section 30.	Authority to Execute Lease

COMMERCIAL LEASE

(142 North Cedros Avenue, Suite B)

THIS LEASE (“Lease”) dated as of September 29, 2021 (“Effective Date”) is entered into between North Cedros, LLC (“Landlord”) and eFFECTOR Therapeutics, Inc. (“Tenant”).

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Premises

Landlord leases to Tenant and Tenant leases from Landlord the spaces within the building located at 142 North Cedros, Solana Beach, California 92075 (“Property”), described as Suite B comprised of approximately 1800 square feet of second floor office space (“Premises”). The Premises is located on a Property that has two buildings and a common paved area used by all tenants for access and parking. The Premises includes six (6) designated parking spaces for the exclusive use by Tenant and the right to use the accessible parking space that serves all tenants of the Property. Exclusive use does not guarantee that parking spaces will not be used by someone other than Tenant or Tenant’s invitees. However, it does give Tenant the right to identify the exclusive spaces for use by Tenant’s customer’s only and to have vehicles in violation removed. Further, all tenants of the Property are required to cooperate with each other and to help ensure that use of parking spaces is consistent with their designation.

Section 2. Term

(a)
Initial Term: The initial term of this Lease is for thirty-six (36) months (“Initial Term”), commencing on November 1, 2021 and ending on October 31, 2024.

(b)
Early Access Period: Commencing on October 1, 2021, Tenant may access the Premises for the purpose of completing tenant improvements, installing furniture, fixtures, equipment and generally preparing the Premises for Tenant’s occupancy. During this early access period, Tenant shall not be obligated to pay base rent, or any other amounts.

(c)
Extended Term: If Tenant is not then in default under this Lease after receipt of written notice and a reasonable opportunity to cure, then Tenant shall have the option to extend the Term on all of the provisions contained in this Lease, except for Base Rent (which shall increase as set forth in Section 3(e)), for one (1) additional three (3) year period ("Extended Term") following expiration of the Initial Term, by giving notice of exercise of this option ("Option Notice") to Landlord at least six (6) months but no more than twelve (12) months prior to the expiration of the Initial Term. Notwithstanding anything contained herein to the contrary, if Tenant is in default on the date of giving the Option Notice (after receipt of written notice and a reasonable opportunity to cure), the Option Notice shall be totally ineffective and shall be deemed null and void; provided that Tenant shall be entitled to provide a subsequent Option Notice in accordance with this Section 2(c) if the default been cured within the designated reasonable cure period. If Tenant has delivered an Option Notice and is in default on the date an Extended Term is to commence (after receipt of written notice and a reasonable opportunity to cure), the Extended Term shall not commence and this Lease shall expire at the end of the Initial Term then in effect. If Tenant fails to exercise any option by the required date specified above, then Tenant shall have no further options to extend the Term of the Lease. For purposes of determining a “reasonable cure period” under this Section 2(c), the time periods set forth in Section 10, Default, shall apply.

Section 3. Rental Terms and Security Deposit

(a) Base Rent During the Initial Term: Base Rent during the first year of the Initial Term shall be five thousand five hundred eighty dollars ($5,580.00) (“Rent”) per month, payable in advance to Landlord, on or before the first of the month at the address of Landlord stated in this Lease or at another location Landlord may designate in advance in writing. Base Rent shall increase 3% annually on each anniversary of the commencement date, i.e. on November 1st of each year.

(b) Initial Deposits: Upon execution of this Lease, Tenant shall pay to Landlord five thousand five hundred eighty dollars ($5,580.00), representing the first months’ rent and a security deposit of five thousand five hundred eighty dollars ($5,580.00).

(c) Use of Security Deposit to Cure Defaults: Upon the default by Tenant under this Lease, Landlord may apply the security deposit to satisfy Tenant’s obligations under this Lease, provided that such application shall not cure the default. Within ten (10) business days following the receipt of notice of such application from Landlord, Tenant shall pay to Landlord an amount equal to the amount of the security deposit so applied by Landlord. Landlord agrees that at the end of the Term Landlord will refund any portion of the security deposit not applied within thirty (30) days.

(d)
Effective Date of Lease: This Lease shall not take effect until the Lease has been executed by all parties and the payments required by Section 3(b) have been made.

(e)
Base Rent During an Extended Term: Base Rent for each year of an Extended Term shall be the Base Rent for the prior year plus a 3% increase each November 1st.

Section 4. Use

(a)
Business Operations: The Premises are to be used for Professional Office uses and lawful uses ancillary thereto and no part of the Premises shall be used for any different purpose. Tenant shall not do or permit any act to be done that will increase the existing rate of insurance or cause cancellation of insurance on the Premises or will cause a substantial increase in utility services normally supplied to the Premises. Tenant shall comply with all statutes, ordinances, regulations, and other requirements of all governmental entities that pertain to operation of Tenant’s business in the Premises and the occupancy and use of the Premises. In addition, Tenant shall not use the Premises in a manner that creates waste, a nuisance or unreasonably disturbs other tenants. Tenant shall also comply with all other reasonable rules and regulations that may be adopted by Landlord from time to time for the safety, care, and cleanliness of the Property and the preservation of good order on the Property.
(b)
Parking and Gates: Tenant shall limit use of parking spaces by its employees, customers, and invitees within the Property to those that are designated for Tenant and the common accessible space. The designated parking spaces are within an area secured by a fence and gates (“Secured Area”). The Secured Areas gates are closed and locked between the hours of 5:00 p.m. and 7:00 a.m. Monday through Friday, and all day on Saturday and Sunday for security purposes, including securing vehicles for which the automobile repair business is responsible. For this reason, it is extremely important that the gates not be left open and unlocked after hours. The following rules apply to the Secured Area between the hours of 5:00 p.m. and 7:00 a.m. during the week, and all day on Saturday, Sunday and holidays:

1.
The Secured Area gates are to be kept locked and only opened to allow vehicles and people to enter or exit the area.
2.
The Secured Area gates must remain locked even if Tenant is still at the Premises.
3.
When Tenant leaves the Premises, the gates shall be locked.
4.
Tenants with the right to use the Secure Area gates have keys, so if there is any doubt regarding other tenants assuming responsibility for the Secure Area gates, they should be locked.
5.
Landlord may adopt additional rules for the Secure Area and Secure Area gates if Landlord, in Landlord’s reasonable discretion, determines they are necessary for security or other business purposes
6.
If Landlord notifies Tenant, in writing, that Tenant failed to close and lock the gates in the Secured Area, as required by the terms of this Section 4, more than two (2) times within any consecutive three (3) month period during the Term, Landlord shall have the right to charge Tenant a fine equal to $250.00 (“Parking Fine”) for each subsequent failure occurring within such calendar year.

Section 5. As-Is Condition – No Warranty of Fitness

(a)
General Description of Premises and Surrounding Uses: The Premises has an unfurnished, carpeted office space divided into 2 areas and a tiled entryway, kitchenette and bathroom with heating and air conditioning that is in a building that includes a children’s resale store and a metal sign making shop. Also, the Premises neighbors two active automotive repair businesses. The interior of the Premises has not undergone an inspection by a Certified Access Specialist.

(b)
Tenant Responsibility for Accessibility Standards: Tenant acknowledges that Landlord has not had the Premises inspected by a Certified Access Specialist (CASp) and that any repairs or modifications required to make the Premises and/or Tenants business compliant with accessibility standards are Tenant’s responsibility. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

(c)
Tenant Inspection: Tenant has completed its own inspection of the Premises and determination of its suitability for use by Tenant. Except as expressly provided in Section 6 below, Landlord shall deliver possession of the Premises to Tenant, and Tenant shall accept the same, in its “AS IS” condition, without any warranties of any kind, including without limitation, any warranty of condition, or compliance with law, or that the Premises is suitable for Tenant’s use; provided, however, that the Premises shall be delivered to Tenant with all Building Systems (as defined below) in good working order and repair. Tenant agrees that, except as provided in this Lease including Section 6 below, Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Premises or any part thereof. Tenant agrees that Landlord has not made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business therein. Further, Tenant agrees that the normal activities and noise associated with the ongoing automobile repair businesses and other existing business or future businesses of a similar nature on the Property are acceptable and shall not be a basis for claiming a breach of the Lease.

(d)
COVID-19 WAIVER: Tenant acknowledges the Coronavirus (COVID-19) pandemic has created significant uncertainty regarding the ability of businesses in San Diego County to operate and that health and safety orders related to the pandemic could impact Tenant’s ability to use and occupy the Premises. Landlord makes no warranty or representation regarding how the COVID-19 pandemic might impact Tenant’s ability to occupy and use the Premises. In the event of a mandated quarantine due to the Coronavirus pandemic during the Term of this lease, Tenant agrees to abide by all State and Local public health orders. Notwithstanding the uncertainties posed by the Coronavirus pandemic, Tenant wishes to enter into this Lease as of November 1, 2021 and assumes full responsibility for any impacts related to the Coronavirus pandemic. Specifically, Tenant waives any right to seek relief in the form of rent abatement or otherwise due to the Coronavirus pandemic, including, among other things, claims based upon force majeure or unforeseen circumstances and agrees that all terms and conditions of this Lease shall apply even if the Coronavirus pandemic impacts Tenants ability to use and occupy the Premises.

Section 6. Improvements /Possession

(a) Landlord Improvements: N/A

(b) Tenant Improvements: All Tenant improvements, including signage, require Landlord’s advance written approval which shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to provide an allowance of fifteen thousand dollars ($15,000.00) for construction of pre-approved Tenant improvements, payable by way of rent credits in the amount of $1,500.00 per month beginning on the first month after completion of the pre-approved Tenant improvements.

(c) Landlord Approval Required for Additional Improvements: All other improvements or modifications to the Premises that require a building permit, involve structural changes to the building, involve installation of building fixtures or are more than minor cosmetic improvements or maintenance require Landlord’s advance written approval.

(e)
Ownership and Removal of Tenant Improvements: All Tenant improvements and fixtures shall remain on the Premises at the expiration of this Lease, unless Landlord requests in writing that they be removed at the time Landlord approves such improvements or fixtures. On or before the expiration of this Lease, Tenant shall remove all of Tenant’s personal property and all alterations, additions, fixtures and improvements which Landlord has required to be removed in accordance with this Section 6(e) and shall fully repair any damage to the Premises or Property caused by their removal.

(f)
Signage: Tenant shall receive standard ground floor directory and suite identification signage. All costs associated with installation, maintenance, and eventual removal of said signage shall be borne exclusively by Tenant. Tenant must obtain a permit from the City of Solana Beach and follow municipal code regulations for all exterior signs to the extent applicable. Exterior signage shall be removed prior to the expiration of this Lease.

Section 7. Maintenance and Repairs

(a) Landlord: Landlord shall maintain and repair the common areas, the roof (including roof membrane), structural and exterior elements of the building and the mechanical, electrical, plumbing, HVAC, and other equipment, facilities and systems serving the building and common area (collectively, the “Building Systems”), and keep such areas, elements and systems in good order and condition during the Term. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord.

(b) Tenant: Tenant shall, at all times during the Term of this Lease and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof, and all equipment, including, without limitation, the bathroom, and any fixtures and improvements in the Premises (other than Building Systems or other items which are the obligation of Landlord pursuant to Section 7(a)) , and keep all of the foregoing clean and in good working order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. All repairs and replacements made by or on behalf of Tenant shall be made and performed at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, by contractors or mechanics reasonably approved by Landlord and so that the same shall be at least equal in quality, value, character and utility to the original work or installation being repaired or replaced.

Section 8. Utilities and Taxes

(a)
Tenant: Tenant is responsible for all phone and internet service (including installation costs) for the Premises and personal property taxes on Tenant’s personal property.
(b)
Landlord: Landlord is responsible for electricity for the Premises, provided tenant’s electrical consumption does not increase the consumption for the entire building by more than 10% above the monthly average for the months of January through November 2019, when the Premises was fully occupied. Tenant shall pay any electrical costs above the 10% threshold. Landlord shall pay trash, water and real property taxes. Landlord does not provide janitorial services. Trash provided by Landlord is limited to use of the common trash bin.

Section 9. Insurance

(a)
Tenant shall pay for and maintain insurance throughout the life of this Lease with both General and Professional Liability coverage of Two Million Dollars minimum coverage per occurrence. Tenant will furnish Landlord with proof of insurance issued by an insurer approved by Landlord showing the coverage to be in force and showing Landlord as a named insured for all periods of the Term. Landlord and Tenant each waive the rights of subrogation that may arise against the other because of any act covered by insurance.

(b)
Tenant at its cost shall either by separate policy or by endorsement to a policy already carried by Tenant, maintain insurance coverage on all of Tenant’s personal property and alterations in, on, or about the Premises. Such insurance shall be full replacement cost coverage. The proceeds from any such insurance shall be used by Tenant for the replacement and/or restoration of Tenant’s personal property and Premises.

(c)
Tenant shall maintain worker’s compensation insurance as required by law.

Section 10. Default

(a)
Each of the following shall be an “Event of Default” under this Lease:

i.
If Tenant fails to make any payment when required by the provisions of this Lease after five (5) days of written notice of such failure;

iii.
If Tenant fails within thirty (30) days after written notice to correct any breach or default of the other covenants, terms, or conditions of this Lease; provided that if such breach is not capable of being cured within such thirty (30) day period, Tenant shall have such additional time as needed to cure such default so long as Tenant has commenced such cure within such thirty (30) day period and is diligently pursuing such cure to completion;

iv.
If Tenant vacates, abandons, or surrenders the Premises prior to the end of the Term; and

v.
If all or substantially all of Tenant’s assets are placed in the hands of a receiver or trustee, and that receivership or trusteeship continues for a period of sixty (60) days, or if Tenant makes an assignment for the benefit of creditors or is adjudicated a bankrupt, or if Tenant institutes any proceedings under any state or federal bankruptcy act by which tenant seeks to be adjudicated a bankrupt or seeks to be discharged of debts, or if any voluntary proceeding is filed against Tenant under any bankruptcy laws, and Tenant consents or acquiesces by pleading or default and such proceeds continue for sixty (60) days or longer.

v. The occurrence of any one of the following failures to lock the Secured Area gates as required by Section 4: (a) three (3) or more failures by Tenant to close and lock the gates in the Secured Area during any consecutive three (3) month period, (b) more than six (6) failures to close and lock the gates in the Secured Area during (i) the Term of this Lease or (ii) the Extended Term, if applicable, or (c) any single failure to close and lock the Secured Area gates that results in loss or damage to property unless such loss or damage is paid for by Tenant. The application of the Parking Fine shall not cure an Event of Default under this Section 10(a)v and in the event of the occurrence of an Event of Default pursuant to this Section 10(a)v, Landlord shall have all rights and remedies set forth in Section 11 notwithstanding any imposition of the Parking Fine. .

Section 11. Remedies

(a)
Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord is entitled at Landlord’s option to the following:
i.
to terminate this Lease and reenter and take exclusive possession of the Premises and recover the damages set forth in Section 11(a)(vi) below;

ii.
to continue this Lease in force and continue to collect installments of rent as they become due;

iii.
to relet the Premises for any period on Tenant’s account and at Tenant’s expense, including real estate commissions actually paid, and to apply the proceeds received during the balance of Term to Tenant’s continuing obligations under this Lease;

iv.
to take custody of any personal property which Tenant fails to remove from the Premises upon the expiration or earlier termination of this Lease and to dispose of such personal property and to apply the proceeds from any sale of such personal property to Tenant’s obligations under this Lease;

v.
to recover from Tenant the damages described in Civil Code §§ 1951.2(a)(1), 1951.2(a)(2), 1951.2(a)(3), and 1951.2(a)(4), the provisions of which are expressly made a part of this Lease;

vi.
to enforce by suit or otherwise all obligations of Tenant under this Lease and to recover from Tenant all remedies now or later allowed by law.

(b)
Any act that Landlord is entitled to do in exercise of Landlord’s rights upon an Event of Default may be done at a time and in a manner deemed reasonable by Landlord in Landlord’s sole discretion, and Tenant irrevocably authorizes Landlord to act in all things done on Tenant’s account.

Section 12. Estoppel Certificate

(a)
At any time within ten (10) business days after request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, without charge, a written statement certifying that this Lease is unmodified and in full force, or if there have been modifications, that it is in full force as modified. The statement shall also contain the date of commencement of this Lease, the dates to which the rent and any other charges have been paid in advance, and any other information Landlord reasonably requests. It is acknowledged by Tenant that any statement is intended to be delivered by Landlord to and relied upon by prospective purchasers, mortgagees, deed of trust beneficiaries, and assignees.

Section 13. Severability

The invalidity of any portion of this Lease shall not affect the remainder, and any invalid portion shall be deemed rewritten to make it valid so as to carry out as near as possible the expressed intention of the parties.

Section 14. Assignment or Subletting

Any assignment or subletting of any portion of the Premises, whether by operation of law or otherwise, without prior written consent of Landlord, which shall not be unreasonably withheld, is void and shall be a breach of this Lease, and at the option of Landlord, shall terminate this Lease. Notwithstanding the foregoing, Landlord shall allow Tenant to assign, sublease, or otherwise transfer this Lease to (a) an affiliate, (b) an entity surviving Tenant by merger or other consolidation, or (c) an entity acquiring all or substantially all of the business or assets of Tenant, provided: i) the Landlord receives acceptable assurances that assignee has the financial ability to take over Tenant’s Lease obligations, and ii) the assignee agrees in writing to carry on the same business operated by Tenant and to comply with the terms of this Lease.

Section 15. Entry

Landlord reserves the right to enter the Premises upon at least 24 hours’ prior notice and during Tenants normal business hours to perform any maintenance required or permitted to be performed by Landlord under this Lease, without any abatement of rent. During all such periods of access, Landlord shall use commercially reasonable efforts to minimize any interference to Tenant’s business and, if requested by Tenant, shall be accompanied by a representative of Tenant. Landlord may enter the Premises immediately and without advance notice if necessary to prevent or address an emergency circumstance.

Section 16. Holding Over

This Lease shall terminate without further notice at the expiration of the Term. Any holding over shall not constitute a renewal or extension.

Section 17. Destruction and Condemnation

(a) If the Premises are damaged to an extent that cannot be lawfully repaired within sixty (60) days after the date of damage, this Lease may be terminated by written notice of either party. If the Premises can be repaired within the sixty (60) day period, or if this Lease is not terminated in accordance with this provision, Landlord shall proceed with repairs as necessary, subject to a proportionate reduction in the rent, based on the extent to which the damage and repairs shall interfere with the business of Tenant on the Premises. In case of damage to one-third (1/3) or more of the building in which the Premises are located, Landlord may elect to terminate this Lease, whether the Premises are damaged or not. Tenant waives the benefits of Civil Code §§ 1932(2) and 1933(4).

(b) If all or any portion of the Premises are condemned or are transferred in lieu of condemnation, Landlord or Tenant may, upon written notice given within sixty (60) days after the taking or transfer, terminate this Lease. Tenant shall not be entitled to share in any portion of the award, and Tenant expressly waives any right or claim to any part of the award. Tenant shall, however, have the right to claim and recover, from the condemning authority only, but not from Landlord, any amounts necessary to reimburse Tenant for the cost of removing stock and fixtures.

Section 18. Indemnity and Release

(a)
Except to the extent of Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold Landlord and its officers, directors, shareholders, managers, employees, agents and representatives (collectively, “Landlord Parties”) from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorneys’ and consultant’s fees, expenses and/or liabilities arising out of, involving, or in dealing with (i) the occupancy of the Premises by Tenant, (ii) the conduct of Tenant’s business in the Premises, (iii) any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, in the Premises or the Property and/or

(iv) any default or breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment, and whether well founded or not and whether or not asserting any negligence on the part of Landlord or any Landlord Parties (except to the extent expressly excluded above). In case any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. The foregoing indemnification obligations shall survive the expiration or earlier termination of this Lease to and until the last date permitted by law for the bringing of any claim with respect to which indemnification may be claimed under this paragraph. The indemnification provisions of this paragraph are independent of Tenant’s insurance and other obligations and Tenant’s compliance with the insurance requirements and other obligations of this Lease shall not in any way restrict, limit or modify Tenant’s indemnification obligation under this paragraph.

(b) Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant hereby releases Landlord from, and Landlord shall not be liable for, any and all claims for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises or Property, from any cause, including, without limitation, the active or passive negligence of Landlord, its agents or contractors, and whether said injury or damage results from conditions arising on the Premises or on other portions of the Property, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not and whether or not the cause of such injury or damage is based in whole or in part on any negligence on the part of Landlord or Landlord Parties (except to the extent of Landlord’s gross negligence or willful misconduct). Landlord shall not be liable for any damages arising from any act, omission or neglect of any other lessee of Landlord. Notwithstanding anything to the contrary in this Paragraph, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

Section 19. Landlord’s Right to Perform for Tenant

If Tenant fails to perform any obligation under this Lease after receipt of written notice of same and a reasonable opportunity to cure (See Section 10) , Landlord shall be entitled to make reasonable expenditures to cause proper performance on Tenant’s behalf and at Tenant’s expense, and Tenant promises to reimburse Landlord for any expenditures within ten (10) business days after written notice from Landlord requesting reimbursement, and failure of Tenant to make the reimbursement shall be deemed to be a default the same as a failure to pay an installment of rent when due. All obligations of Tenant to pay money are payable without abatement, deduction, or offset of any kind.

Section 20. Notices

Notices required by this Lease may be served by U.S. mail, e-mail, facsimile or courier at the following addresses, or any other address subsequently designated in writing:

LANDLORD

North Cedros, LLC

c/o Jennifer Smith

____________________

____________________

e-mail:

Phone:

TENANT

eFFECTOR Therapeutics, Inc.

c/o

___________________

___________________

e-mail:

Phone:

Notice is deemed effective upon the earliest of personal receipt by either party or their agent, written or electronic acknowledgment of receipt, or five (5) days after mailing notice to such location by first class mail, postage pre-paid.

Section 21. Attorney Fees

In any action or proceeding by either party to enforce this Lease or any provision of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and all other reasonable actual out-of-pocket costs incurred.

Section 22. Legal Effect

All obligations of Tenant are expressly made conditions of this Lease.

Section 23. Successors

The provisions of this Lease shall apply to and bind the heirs, successors, and assigns of the parties.

Section 24. Waiver

The failure of Landlord to enforce a provision of this Lease shall not be deemed a waiver for any purpose.

Section 25. Entire Agreement

This Lease, together with each attached exhibit, shall constitute the entire agreement of the parties, and may be modified only by a writing signed by the parties.

Section 26. Late Charge

If rent is not paid within ten (10) days after the due date, Tenant agrees to pay a late charge of One Hundred ($100.00) plus interest at 10% per annum on the delinquent amount.

Section 27. Time of the Essence

Time is of the essence in the performance of Tenant’s obligations under this Lease.

Section 28. Subordination

This Lease, at Landlord’s option, shall be subordinate to the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the Premises are a part, and to any advances made on the security of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions; provided, however, that as to the lien of any deed of trust or mortgage, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as tenant pays the rent and observes and performs all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground landlord elects to have this Lease prior to the lien of a mortgage, deed of trust, or ground lease, and gives written notice to Tenant, this Lease shall be deemed prior to that mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of that mortgage, deed of trust, or ground lease or the date of recording.

Section 29. Governing Law

This Lease shall be governed by and construed in accordance with California law.

Section 30. Authority to Execute Leases

If Tenant is a corporation or limited liability company, Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) Tenant is duly incorporated or formed, as the case may be and validly existing under the laws of its state of incorporation or formation, (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (iv) each person signing this Lease on behalf of the corporation or company is duly and validly authorized to do so. If Tenant is a partnership (whether a general or limited partnership), each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (A) he/she is a general partner of Tenant, (B) he/she is duly authorized to execute and deliver this Lease on behalf of Tenant, (C) this Lease is binding on Tenant (and each general partner of Tenant) in accordance with its terms, and (D) each general partner of Tenant is personally liable for the obligations of Tenant under this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease on the Effective Date.

LANDLORD:

North Cedros, LLC

By: ___/s/ Jennifer Smith___________

Name: Jennifer Smith

Its: Trustee, Member & Manager

TENANT:

eFFECTOR Therapeutics, Inc.

By: __/s/ Alana McNulty__________

Name: Alana McNulty

Its: